Ex-99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Announces Private Placement Financing of Convertible Debt and Warrants

Reports Investment Banking Outlook, Operating Cost Reductions and
Third Quarter 2011 Financial Results

Conference call scheduled for 11:00 AM ET to discuss events

New York, NY November 1, 2011 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced that it has entered into definitive agreements to sell $6.65 million of 10% Convertible Secured Debentures due 2013, provided an investment banking outlook for the fourth quarter of 2011 and the first quarter of 2012, disclosed certain cost reductions and released financial results for the nine months and third quarter ended September 30, 2011.

Edward Rubin, Rodman & Renshaw’s CEO said, “The third quarter was a very difficult period in our industry. With many geopolitical and economic uncertainties out there, it is difficult to time a market recovery or predict its sustainability. However, we are confident that the market for financings for growth public companies will recover because these companies need capital to grow and many investors are on the sidelines with significant capital to invest. We continue to have a robust pipeline of potential deals and when markets begin to normalize we should be well positioned to monetize the resulting deal flow, as we did in the second quarter of 2009 following that market downturn. Accordingly, our key objective is to assure that Rodman has the capability to take advantage of the market recovery in our business when it occurs. The financing that we announced this morning will help us to achieve this goal. We believe that this additional capital, together with the cost-cutting measures that we implemented during the last four months, will assist us through this period of market turbulence and enhance our ability to position the firm to monetize our pipeline of potential deals and improve our performance as we head into 2012.”

Private Placement Financing

•

The Company announced today that it has entered into a definitive Securities Purchase Agreement with certain accredited investors for the purchase of $6.65 million of 10% Convertible Secured Debentures due 2013 with a net settlement feature, and warrants in a private placement financing.

•

The Debentures are convertible at the election of the holder, in whole or part, into shares of common stock at a fixed conversion price of $1.50 per share and may be prepaid at the Company’s election, upon notice to holders, following the effectiveness of the registration statement covering the conversion shares.

•	The conversion price represents a 92% premium to the closing price of the common stock on October 28, 2011.
•

The Debentures are also eligible for net share settlement at the Company’s election, which could reduce the number of shares issued upon conversion of the Debentures. Net share settlement permits the Company to elect to repay the principal amount of the conversion in cash and the difference between the market value at the time of conversion and the conversion price in shares of common stock at the market value on the conversion date.

•

Each investor will receive a Series A Warrant covering 50% of the number of shares that such investor’s Debenture is convertible into, which warrants shall have a three-year term and an exercise price of $1.50 per share. The Series A Warrant shall not be exercisable for a six-month period following the closing.

•

Each investor will also receive a Series B Warrant which is exercisable only in the event of a pre-payment by the Company of all or a portion of a Debenture. The Series B Warrant will cover 50% of the number of shares that the redeemed portion of such investor’s Debenture would have been convertible into, and shall have a two-year term and an exercise price of $1.50 per share.

•

Pursuant to a Registration Rights Agreement between the Company and the investors, the Company is required to file a registration statement within 30 days of the closing that covers the resale of the shares underlying both the Debentures and the warrants.

•

Pursuant to a Security Agreement, the investors will be granted a security interest, until the Debentures are repaid in full, in all future proceeds received by the Company from the sale of Huxley Pharmaceuticals Inc. by the Company’s Aceras affiliate and the net proceeds from the sale of warrant portfolio positions by the Company’s broker-dealer affiliate. Any such future payments will be utilized to reduce the principal amount of the Debentures then outstanding.

•

If the Debentures are fully converted, an aggregate of 4,433,333 shares of common stock would be issued at $1.50 per share and, if the warrants are exercised in full, an additional 2,216,667 shares of common stock would be issued at $1.50 per share. The net share settlement feature of the Debentures could reduce the number of shares issued upon conversion of the Debentures.

•	The closing of the financing is expected to occur on or about November 1, 2011, subject to customary closing conditions.

Investment Banking Outlook

•

The Company has a strong pipeline of potential investment banking transactions. The Company is currently working on, or pursuing, over 50 potential transactions that may close, subject to market conditions, over the next five months which could generate up to $55 million of cash revenue. A total of 28 of these potential transactions are in the healthcare sector, 8 are in the oil & gas sector and 8 are in the metals & mining sector. The remaining potential transactions are in the technology, clean-tech, industrial and leisure sectors.

•

In August 2011 we announced the Company’s role as financial advisor to Za Za Energy, LLC, a privately held oil and gas company based in Houston, in connection with its proposed acquisition of Toreador Resources Corporation (“Toreador”). On October 13, 2011, Toreador filed a preliminary proxy statement in connection with the transaction. The closing is expected to occur in December 2011. Upon closing, a significant M&A advisory fee is payable to the Company. This transaction further evidences the success of Rodman’s diversification initiatives.

Cost Savings Initiatives/Fixed Costs

•	Since June 2011, the Company has significantly reduced its fixed costs. During this period, the Company has:

•

Cut annualized fixed compensation expense by approximately $5.0 million, including salaries of the Company’s CEO and other founder senior executives. Reduced fixed payroll by approximately 20% without affecting the core strength of the Company’s platform.

•

Terminated research coverage on all China based companies due to market conditions. In addition, Rodman has refocused certain investment banking resources on the U.S. markets and its core sectors of expertise, including healthcare, oil & gas, metals & mining, technology and clean-tech. Such initiatives are expected to result in $2.4 million of annualized cost savings.

	•	Suspended its China Investor Conference due to market conditions, which is expected to result in $2.9 million of cost savings.

	•	Terminated or modified certain vendor relationships to align with market driven needs which is expected to result in $1.0 million in cost savings.

	•	The Company will continue to review its operations going forward and will make additional reductions as appropriate.

Break-Even Analysis

•

Based upon the Company’s current expense structure giving effect to the cost savings initiatives described above, it is estimated that for Rodman to be cash-flow positive in 2012 it will need to generate approximately $43 million in investment banking cash revenue and approximately $30 million in brokerage revenue. Investment banking revenue for the first nine months of 2011 was approximately $50 million (approximately $41 million in cash and $9 million representing the value of warrants received) and our brokerage revenue since the Hudson acquisition is annualizing at an approximate $28 million run rate.

Stock Repurchase Program

•	We have suspended purchases under the stock repurchase program we announced in May 2011. We may reinitiate purchases based upon available working capital.

Nine Months 2011 Highlights:

•	Investment banking revenue of $50.1 million, compared to $65.2 million in the first nine months of 2010.

•	Revenue, excluding principal transactions, of $68.8 million, compared to $72.7 million in the first nine months of 2010.

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Net loss of $17.1 million, or ($0.46) per diluted share. Non-GAAP operating net loss of $5.8 million, or ($0.16) per diluted share and a (13%) pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•	73 financing transactions were completed raising $2.0 billion in the first nine months of 2011, compared to 75 financing transactions raising $1.6 billion in the first nine months of 2010.

Third Quarter 2011 Highlights:

•	Investment banking revenue of $7.9 million, compared to $15.1 million and $14.7 million in the third quarter of 2010 and the second quarter of 2011, respectively.

•	Revenue, excluding principal transactions, of $18.0 million, compared to $18.4 million and $21.1 million in the third quarter of 2010 and the second quarter of 2011, respectively.

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Net loss of $9.0 million, or ($0.24) per diluted share. Non-GAAP operating net loss of $4.2 million, or ($0.11) per diluted share and a (40%) pre-tax operating margin. For the second quarter of 2011, the Company reported non-GAAP operating net loss of $3.2 million, or ($0.09) per diluted share and an (19%) pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•

14 financing transactions were completed raising $0.2 billion in the third quarter of 2011, compared to 11 financing transactions raising $0.2 billion in the third quarter of 2010 and 26 financing transactions raising $0.7 billion in the second quarter of 2011.

•	The Company was once again ranked the number one investment bank in PIPE and Registered Direct transactions by deal volume for the first nine months of 2011.[1]

The Company will hold a conference call today, November 1, 2011, at 11:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $7.9 million for the third quarter of 2011, which included $1.3 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $15.1 million in investment banking revenue, which included $0.5 million related to warrants received, for the third quarter of 2010 and $14.7 million in investment banking revenue, which included $3.5 million related to warrants received, for the second quarter of 2011. Private placement and underwriting revenue for the third quarter of 2011 was $6.7 million, compared to $13.0 million for the second quarter of 2011. Strategic advisory fees for the third quarter of 2011 were $1.2 million, compared to $1.7 million for the second quarter of 2011.

Sales & Trading

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Brokerage revenue for the third quarter was approximately $7.1 million, net of $0.4 million of soft dollar expense, compared to $0.9 million for the third quarter of 2010 and $6.5 million, net of $1.1 million of soft dollar expense, for the second quarter of 2011. The increase in brokerage revenues was primarily due to the Hudson business acquired in the second quarter of 2011.

Principal Transactions

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Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant portfolio) for the third quarter was a $6.8 million loss, compared to a $1.0 million loss for the third quarter of 2010 and a $5.2 million loss for the second quarter of 2011. The decline in the Company’s warrant portfolio value is related to the reduction in the market value of the securities underlying warrants resulting from adverse market conditions in small cap financial instruments. Since the

[1]	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the third quarter of 2011 was $12.1 million, compared to $13.5 million for the third quarter of 2010 and $15.2 million for the second quarter of 2011.
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Employee compensation and benefits expense for the nine months ended September 30, 2011, excluding the $1.3 million in severance expense from compensation and excluding the $14.4 million principal transactions loss from revenue, represented 64% of transaction related revenue (revenue excluding principal transactions), compared to 56% in the comparable 2010 period. The Company targets a compensation ratio of 60% of transaction related revenue on an annualized basis.

•	The Company had 202 full-time employees at September 30, 2011 and 197 full-time employees as of October 27, 2011.
•	For the quarter, no bonus accruals were made for the Company’s CEO and other founder senior executives given the non-GAAP loss reported.

Non-Compensation Expense

Non-compensation expense for the third quarter was $13.9 million, compared to $9.9 million for the third quarter of 2010 and $11.2 million for the second quarter of 2011. The increase from prior year’s quarter in terms of non-compensation expense was principally due to additional fixed and variable expenses related to the acquisition of Hudson including, increases of $1.1 million in communications and market research expenses, $1.1 million in other expenses, $0.9 million in execution and clearing expenses, and $0.3 million in occupancy and equipment rentals.

Income Taxes

Income tax benefit for the third quarter was $5.9 million which represents a 39.5% effective tax rate compared to a 29.1% effective tax rate for the comparable 2010 period.

Capital

Liquid assets were approximately $16.6 million and $13.1 million at September 30, 2011 and October 27, 2011, respectively, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities, “Level II” assets less “Level II” liabilities, net current receivables, and due to / due from clearing brokers, compared to $30.7 million at December 31, 2010. The decrease in liquid assets primarily relates to 2010 year-end bonus payments and the cost of treasury stock purchases and cash outflows from operations. Book value per common share at September 30, 2011 was $1.17. Book value per common share is based on common shares outstanding. Adjusted book value per common share at September 30, 2011 was $0.94. Adjusted book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with this release, Rodman & Renshaw will hold a conference call on November 1, 2011 at 11:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer, Mr. Anthony Sanfilippo, President and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-9205 (United States) or 1-201-689-8054 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on November 1, 2011, through to 11:59 PM Eastern Time on November 8, 2011. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 382311.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, including the timing of revenues and realization on the Company’s pipeline and the closing of the financing described herein, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause actual results to materially differ from the Company’s historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of September 30, 2011 (Unaudited) and December 31, 2010
Dollars in Thousands, Except Per Share Amounts

	September 30, 2011	December 31, 2010

Assets
Cash and cash equivalents:
Unrestricted	$12,048	$13,350
Restricted	1,200	1,448

Total cash and cash equivalents	13,248	14,798
Financial instruments owned, at fair value:
Corporate equity securities	7,824	7,497
Merchant banking investments	8,998	10,557
Warrants and options	6,865	15,570
Notes	—	2,197
Investments in shell companies	1,484	1,654
Fixed income	469	—
Other investments	372	505

Total financial instruments owned, at fair value	26,012	37,980
Private placement and other fees receivable	1,596	3,598
Receivable from brokers, dealers & clearing agencies	765	7,706
Prepaid expenses	1,142	2,549
Property and equipment, net	3,533	3,263
Other assets	19,201	10,608
Goodwill and other intangible assets, net	882	601

Total Assets	$66,379	$81,103

Liabilities and Stockholders’ Equity
Accrued compensation payable	$10,418	$19,287
Accounts payable and accrued expenses	8,769	4,947
Payable to brokers, dealers & clearing agencies	4,654	—
Acquisitions related payables	—	690
Financial instruments sold, not yet purchased, at fair value	2,299	3,918

Total Liabilities	26,140	28,842

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 34,392,699 and 33,484,098 issued as of September 30, 2011 and December 31, 2010, respectively	34	33
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	74,430	69,654
Treasury stock, no shares in 2011, 97,500 shares in 2010	—	(260)
Accumulated deficit	(34,225)	(17,166)

Total Stockholders’ Equity	40,239	52,261

Total Liabilities and Stockholders’ Equity	$66,379	$81,103

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months and Nine Months Ended September 30, 2011 and 2010 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010

Revenues:
Investment banking	$7,896	15,101	50,074	65,152
Merchant banking	298	76	837	1,316
Brokerage	7,084	919	14,699	2,905
Conference fees	2,716	2,279	3,162	3,158
Principal transactions	(6,836)	(1,044)	(14,396)	(11,204)
Interest and other income	19	31	44	151

Total revenues	11,177	17,362	54,420	61,478

Operating expenses:
Compensation and benefits	12,132	13,530	45,226	40,546
Conference expense	3,849	3,916	6,795	9,932
Professional and consulting	1,785	1,464	5,888	5,165
Occupancy and equipment rentals	1,075	778	2,916	2,332
Advertising and marketing	132	179	589	1,256
Communication and market research	2,086	969	4,980	2,600
Execution and clearing	937	49	2,155	167
Depreciation and amortization	387	377	1,181	1,231
Business development	1,302	1,095	3,985	3,630
Acquisition related expenses	301	—	1,513	—
Impairment of other intangibles	—	—	—	933
Bad debt expense	110	181	158	666
Other	1,947	851	4,738	2,679

Total operating expenses	26,043	23,389	80,124	71,137

Operating loss	(14,866)	(6,027)	(25,704)	(9,659)
Income tax benefit	(5,876)	(1,754)	(8,645)	(2,909)

Net loss	$(8,990)	(4,273)	$(17,059)	(6,750)

Net loss per common share:
Basic	$(0.24)	(0.12)	$(0.46)	(0.19)

Diluted	$(0.24)	(0.12)	$(0.46)	(0.19)

Weighted average common shares outstanding:
Basic	37,325	36,113	36,729	36,338

Diluted	37,325	36,113	36,729	36,338

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months and nine months ended September 30, 2011 and 2010 (weighted average shares in thousands):

		Three Months Ended September 30,		Nine Months Ended September 30,

		2011	2010	2011	2010

Shares outstanding	(A)	34,669	34,509	34,359	35,039
Unearned restricted stock	(B)	—	(93)	(15)	(110)
Earned restricted stock units	(C)	2,656	1,697	2,385	1,409

Shares outstanding, basic		37,325	36,113	36,729	36,338

Stock options	(D)	—	—	—	—
Non-vested restricted stocks and RSUs	(D)	—	—	—	—

Shares outstanding, diluted		37,325	36,113	36,729	36,338

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units (“RSUs”) are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended September 30, 2011, June 30, 2011, and September 30, 2010 and its financial results for the nine months ended September 30, 2011. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net loss for the third quarter of 2011, the second quarter of 2011, the third quarter of 2010, and the first nine months of 2011, to its non-GAAP net operating income (loss) for the third quarter of 2011, the second quarter of 2011, the third quarter of 2010, and the first nine months of 2011 is set forth below (in millions of dollars):

Net loss for the three months ended September 30, 2011	$(9.0)
Exclusion of principal transaction loss, net of taxes	4.2
Severance expense, net of taxes	0.3
Hudson acquisition related expense	0.3

Non-GAAP net operating loss for the three months ended September 30, 2011	$(4.2)

Net loss for the three months ended June 30, 2011	$(7.9)
Exclusion of principal transaction loss, net of taxes	3.2
Hudson acquisition related expense	0.8
Tax effect of stock options granted in 2006 expiring unexercised	0.4
Severance related to Hudson acquisition, net of taxes	0.3

Non-GAAP net operating loss for the three months ended June 30, 2011	$(3.2)

Net loss for the three months ended September 30, 2010	$(4.3)
Exclusion of principal transaction loss, net of taxes	0.6

Non-GAAP net operating loss for the three months ended September 30, 2010	$(3.7)

Net loss for the nine months ended September 30, 2011	$(17.1)
Exclusion of principal transaction loss, net of taxes	8.8
Hudson acquisition related expense	1.5
Tax effect of stock options granted in 2006 expiring unexercised	0.4
Severance expense, net of taxes	0.6

Non-GAAP net operating loss for the nine months ended September 30, 2011	$(5.8)

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted loss per share for the third quarter of 2011, the second quarter of 2011, the third quarter of 2010 and the first nine months of 2011 before and after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended			Nine Months Ended

	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011

Weighted average shares:
Basic	37,325	37,637	36,113	36,729
Diluted	37,325	37,637	36,113	36,729

Income (loss) per share:
Basic	$(0.24)	$(0.21)	$(0.12)	$(0.46)
Diluted	$(0.24)	$(0.21)	$(0.12)	$(0.46)

Non-GAAP income per share:
Basic	$(0.11)	$(0.09)	$(0.10)	$(0.16)
Diluted	$(0.11)	$(0.09)	$(0.10)	$(0.16)

Pre-tax operating margin is calculated by dividing (a) operating income, with non-GAAP adjustments, less non-cash principal transaction revenue, net of compensation and non-controlling interest, by (b) total revenues, less non-cash principal transaction revenue and non-controlling interest.

Amounts in Millions, Except Percentages	Three Months Ended September 30, 2011	Three Months Ended June 30, 2011	Nine Months Ended September 30, 2011

Operating loss	$(14.9)	(10.5)	(25.7)
Principal transaction loss	6.8	5.2	14.4
Hudson acquisition expense	0.3	0.8	1.5
Severance expense	0.6	0.4	1.0

Adjusted operating loss (non-GAAP)	$(7.2)	(4.1)	(8.8)

Total revenues	$11.2	15.9	54.4
Principal transaction loss	6.8	5.2	14.4

Adjusted total revenues (non-GAAP)	$18.0	21.1	68.8

Pre-tax operating margin (non-GAAP)	-40%	-19%	-13%